Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of L Brands, Inc.:

Registration Statement (Form S-8 No. 333-161841)
Registration Statement (Form S-8 No. 333-176588)
Registration Statement (Form S-8 No. 333-206787)
Registration Statement (Form S-3 ASR No. 333-229414)
Registration Statement (Form S-4 No. 333-227288);

of our reports dated March 22, 2019, with respect to the consolidated financial statements of L Brands, Inc., and the effectiveness of internal control over financial reporting of L Brands, Inc., included in this Annual Report (Form 10-K) for the year ended February 2, 2019.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
March 22, 2019